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                             ITEM 24. (B) 10 (b)(i)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated April 16, 2009 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.) and John Hancock Variable Life Insurance Company, April 30, 2009 with respect to the consolidated financial statements of John Hancock Life Insurance Company and January 4, 2010 with respect to the supplemental consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), and our report dated March 31, 2009 with respect to the financial statements of John Hancock Variable Annuity Account JF of John Hancock Variable Life Insurance Company (renamed, John Hancock Life Insurance Company (U.S.A.) Separate Account T), which are contained in the Statement of Additional Information in the initial Registration Statement (Form N-4) (Revolution Value Variable Annuity) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account T.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
January 4, 2010